Exhibit 99.1
FOR IMMEDIATE RELEASE
For additional information, contact:
Jim Kasim
Chief Financial Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 830
Santa Monica, CA 90401
(310) 395-8560 or
jkasim@pacificofficeproperties.com
PACIFIC OFFICE PROPERTIES ANNOUNCES
SECOND QUARTER 2008 FINANCIAL RESULTS
Los Angeles, August 14, 2008 — Pacific Office Properties Trust, Inc. (AMEX:PCE), a West Coast office building REIT, today announced its financial results for the three months ended June 30, 2008. This marks the Company’s first complete fiscal quarter since it completed its formation transactions on March 19, 2008 (the “Transactions”), which transformed it into a West Coast office REIT by acquiring The Shidler Group’s Western U.S. office building portfolio and operations. The Company also announced recent corporate highlights.
Recent Corporate Highlights
•	As of June 30, 2008, the Company’s total market capitalization exceeded $750 million. This includes approximately $417 million in consolidated debt and approximately $335 million in equity, based on our closing price, including common stock outstanding and limited partnership interests in our operating partnership, Pacific Office Properties, L.P. (the “Operating Partnership”), of which the company is the general partner. These limited partnership interests are exchangeable for our common stock on terms and conditions set forth in the Operating Partnership Agreement.

•	During the three months ended June 30, 2008, the Company acquired managing ownership interests in four joint ventures consisting of 11 office buildings located in the premier submarkets of Honolulu, San Diego and Phoenix totaling approximately 930,000 leasable square feet.

•	As of June 30, 2008, the Company increased the size of its property portfolio, including those properties owned in partnership with institutional co-investors, to 19 office properties consisting of 25 office buildings totaling approximately 3.3 million leasable square feet.

Second Quarter 2008 Financial Results
The Company reported a net loss available to common stockholders for the three months ended June 30, 2008 of $1.96 million, or $0.65 per diluted share. The Company also reported Funds from Operations (FFO) for that same period of $0.18 million, or $0.01 per diluted share. The historical financial results of the Company’s deemed accounting predecessor prior to the Transactions does not include the financial performance of certain entities, including their respective account balances and transactions, which are now a part of the Company. For this and other reasons, the Company believes results of the accounting predecessor are not directly comparable to the results of the Company for the quarter ended June 30, 2008.
“We have executed well on our strategic priorities following the formation transactions,” said Dallas E. Lucas, President and Chief Executive Officer of Pacific Office Properties Trust, Inc. “We have steadily built our portfolio with attractive assets and developed partnerships with institutional co-investors that are integral to our business model. We have ample access to capital to continue building our portfolio, executing our plans to improve the performance of the properties we have acquired, and creating value for our shareholders and partners.”

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

June 30, 2008
ASSETS
Investments in real estate, net	$397,482
Cash and cash equivalents	11,228
Restricted cash	5,852
Rents and other receivables	4,218
Intangible assets, net	46,664
Other assets, net	4,265
Goodwill	59,388
Investment in unconsolidated joint ventures	7,738

Total assets	$536,835

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Mortgage and other secured loans	$397,094
Unsecured notes payable to related parties	19,736
Accounts payable and other liabilities	14,698
Acquired below market leases, net	13,008

Total liabilities	444,536

Minority interests	86,142

Stockholders’ equity:
Proportionate Voting Preferred Stock	—
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding at June 30, 2008	—
Common Stock, $0.0001 par value, 200,000,000 shares authorized, 3,031,125 shares issued and outstanding at June 30, 2008	185
Class B Common Stock, $0.0001 par value, 200,000 shares authorized, 100,000 shares issued and outstanding at June 30, 2008	—
Additional paid-in capital	11,150
Retained deficit	(5,178)

Total stockholders’ equity	6,157

Total liabilities, minority interests and stockholders’ equity	$536,835

Pacific Office Properties Trust, Inc.
Consolidated Statements of Operations
(unaudited; in thousands except share and per share data)

For the three
months ended
June 30, 2008
Revenue:
Rental	$11,090
Tenant reimbursements	4,975
Parking	2,048
Interest and other	141

Total revenue	18,254

Operating Expenses:
Rental operating property	10,505
General and administrative	1,120
Depreciation and amortization	7,056
Interest	6,653

Total operating expenses	25,334

Loss before equity in net loss of unconsolidated joint ventures and minority interests	(7,080)

Equity in net loss of unconsolidated joint ventures	(26)

Loss before minority interests	(7,106)

Minority interests	5,148

Net loss	$(1,958)

Net loss per common share — basic and diluted	$(0.65)

Weighted average number of common shares outstanding — basic and diluted	3,031,125

Pacific Office Properties Trust, Inc.
Funds from Operations
(unaudited; in thousands except share and per share data)

For the three
months ended
June 30, 2008
Reconciliation of net loss to FFO:
Net loss	$(1,958)
Add: Depreciation and amortization of real estate assets	7,056
Depreciation and amortization of real estate assets - unconsolidated joint ventures	233
Minority interests in our operating partnership	(5,148)

FFO (1)	$183

FFO per share — basic and diluted	$0.01

Weighted average number of common shares and common share equivalents outstanding — basic and diluted (2)	16,920,516

Explanation of Notations

(1)	FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)	The weighted average number of common shares and common share equivalents outstanding — basic and diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than March 19, 2010 and until an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event. These common unit interests will become exchangeable for shares of our common stock one year after such conversion. Our outstanding preferred unit interests at June 30, 2008 represent 32,597,528 common share equivalents, on an as-if converted basis, and have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding.
About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust, which acquires, owns, and operates office properties in the Western U.S., focusing initially on the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix. The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group.
The Company’s strategy is to acquire, with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management. The Company continues The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.
About The Shidler Group
The Shidler Group (www.shidler.com) is a private long-term investor in commercial real estate. Over the past 30 years, through its private and public affiliates, it has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of leasable area. In addition to the formation of Pacific Office Properties Trust, Inc., The Shidler Group has founded three other publicly traded real estate investment trusts — Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and TriNet Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)).
Certain Information About Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC, including but not limited to the Quarterly Report on form 10-Q for the quarter ended March 31, 2008. Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.